Exhibit 99.1

For release:	October 22, 2009

Contact:	Media
J. Nicole Pryor
Senior Corporate Counsel
(610) 660-6803
npryor@uaigroupinc.com
United America Indemnity, Ltd. Reports Third Quarter 2009 Financial Results
George Town, Grand Cayman, Cayman Islands (October 22, 2009) — United America Indemnity, Ltd. (NASDAQ:INDM) today reported net income of $27.4 million or $0.45 per share for the three months ended September 30, 2009 compared to net loss of $(19.6) million or $(0.56) per share for the same period of 2008. Results for the nine months ended September 30, 2009 include net income of $50.8 million or $1.04 per share compared to net loss of $(21.1) million or $(0.57) per share for the same period of 2008.
Selected Operating and Balance Sheet Data

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
(Dollars in millions, except per share data)	2009	2008	2009	2008

Net income / (loss)	$27.4	$(19.6)	$50.8	$(21.1)
Net income / (loss) per share	$0.45	$(0.56)	$1.04	$(0.57)

Operating income / (loss)	$22.6	$(5.8)	$48.8	$(5.1)
Operating income / (loss) per share	$0.37	$(0.17)	$1.00	$(0.14)
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). A reconciliation of operating income is set forth at the end of this press release.

As of
September 30,
(Dollars in millions except per share amounts)	2009

Book value per share	$13.51
Shareholders’ equity	$817.8
Cash & invested assets	$1,742.0
Selected Financial Data for the Three Months Ended September 30, 2009:
•	Operating income of $22.6 million or $0.37 per share.

•	Gross premiums written of $75.8 million.

•	Current accident year combined ratio of 93.4.

•	After tax annualized investment return of 10.7%, including $25.7 million of after tax unrealized gains.

•	Shareholders’ equity and book value per share both grew 7.1% from June 30, 2009 to September 30, 2009.

Selected Financial Data for the Nine Months Ended September 30, 2009:
•	Operating income of $48.8 million or $1.00 per share.

•	Gross premiums written of $266.5 million.

•	Current accident year combined ratio of 98.9.

•	After tax annualized investment return of 7.2%, including $40.3 million of after tax unrealized gains.

•	Shareholders’ equity growth of 14.9% from December 31, 2008 to September 30, 2009, excluding the impact of the Rights Offering.
United America Indemnity’s Combined Ratio for the Three Months Ended September 30, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended September 30,
	2009	2008
Loss Ratio:
Current Accident Year	55.6	80.3
Changes to Prior Accident Year	(2.2)	4.8

Loss Ratio — Calendar Year	53.4	85.1
Expense Ratio	37.8	37.1

Combined Ratio	91.2	122.2

For the three months ended September 30th, the calendar year loss ratio improved 31.7 points to 53.4 points in 2009 from 85.1 points in 2008.
•	The current accident year loss ratio improved 24.7 points to 55.6 points from 80.3 points in 2008 due to improvements in both the property and casualty loss ratios.
•
The property loss ratio improved 58.5 points to 39.4 points in 2009 from 97.9 points in 2008 due in part to the growth and performance of our property business in reinsurance operations and improved performance of our property business in insurance operations. In addition, 2008 results include $16.5 million of net loss and loss adjustment expense related to catastrophes, primarily the result of hurricanes Ike and Gustav.

•	The casualty loss ratio improved 1.9 points to 68.5 points in 2009 from 70.4 points in 2008 due primarily to improved performance in both our insurance and reinsurance operations.
•
A 7.0 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $1.6 million of reserves were released due to positive emergence in the casualty lines related to accident years 2004 and prior, compared to $4.2 million of prior year adverse reserve development in 2008 related primarily to an increase in the reinsurance allowance.

For the three months ended September 30th, the expense ratio increased from 37.1 in 2008 to 37.8 in 2009.
•
The expense ratio increase is mainly attributable to a decline in net premiums earned and the incurrence of infrastructure costs related to new product development, information technology upgrades, additional office locations, and redomestication.

United America Indemnity’s Three Months Ended September 30, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

	Three Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2009	2008	2009	2008
Insurance Operations
Penn-America	$31,687	$44,321	$25,016	$40,988
United National	14,446	20,927	11,433	17,076
Diamond State	21,235	27,210	18,061	21,075

Total Insurance Operations	67,368	92,458	54,510	79,139

Reinsurance Operations
Wind River	8,438	6,572	8,422	567

Total	$75,806	$99,030	$62,932	$79,706

Insurance Operations: Gross premiums written for the three months ended September 30, 2009 decreased 27.1%, and net premiums written for the three months ended September 30, 2009 decreased 31.1%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$7.9 million of the decline is due to terminated programs and agents.

•	$17.2 million of the decline is due to price decreases in aggregate of approximately 2.0% and other market factors.
Reinsurance Operations: Gross premiums written for the three months ended September 30, 2009 increased $1.9 million and net premiums written increased $7.9 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
United America Indemnity’s Combined Ratio for the Nine Months Ended September 30, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Nine Months Ended September 30,
	2009	2008
Loss Ratio:
Current Accident Year	59.8	71.1
Changes to Prior Accident Year	(2.0)	6.9

Loss Ratio — Calendar Year	57.8	78.0
Expense Ratio	39.1	36.1

Combined Ratio	96.9	114.1

For the nine months ended September 30th, the calendar year loss ratio improved by 20.2 points to 57.8 points in 2009 from 78.0 points in 2008.
•	The current accident year loss ratio improved by 11.3 points to 59.8 points in 2009 from 71.1 points in 2008 due to improvements in both the property and casualty loss ratios.
•
The property loss ratio improved by 25.8 points to 47.9 points in 2009 from 73.7 points in 2008 due in part to the growth and performance of our property business in reinsurance operations and improved performance of our property business in insurance operations. In addition, 2008 results include $21.2 million of net loss and loss adjustment expense related to catastrophes, primarily the result of hurricanes Ike and Gustav in the third quarter, and storms in the Midwest during the first half of 2008.

•	The casualty loss ratio improved 1.1 points to 68.6 points in 2009 from 69.7 points in 2008 due primarily to the growth and improved performance in our reinsurance operations.
•
An 8.9 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $4.6 million of reserves were released due to positive emergence of approximately $2.4 million in property lines, approximately $1.8 million in casualty lines and a decrease in the reinsurance allowance of approximately $0.4 million compared to $15.5 million of prior year adverse reserve development in 2008 related primarily to liability lines, and a $5.3 million increase in the reinsurance reserve allowance.

For the nine months ended September 30th, the expense ratio increased from 36.1 in 2008 to 39.1 in 2009.
•
The expense ratio increase is mainly attributable to a decline in net premiums earned and the incurrence of infrastructure costs related to new product development, information technology upgrades, additional office locations, and redomestication.

United America Indemnity’s Nine Months Ended September 30, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

	Nine Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2009	2008	2009	2008
Insurance Operations
Penn-America	$98,282	$137,669	$79,673	$125,902
United National	46,373	71,166	37,072	60,147
Diamond State	63,020	71,770	52,025	57,929

Total Insurance Operations	207,675	280,605	168,770	243,978

Reinsurance Operations
Wind River	58,799	21,805	58,253	2,901

Total	$266,474	$302,410	$227,023	$246,879

Insurance Operations: Gross premiums written for the nine months ended September 30, 2009 decreased 26.0%, and net premiums written for the nine months ended September 30, 2009 decreased 30.8%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$31.7 million of the decline is due to terminated programs and agents.

•	$41.2 million of the decline is due to price decreases in aggregate of approximately 3.0% and other market factors.
Reinsurance Operations: Gross premiums written for the nine months ended September 30, 2009 increased $37.0 million and net premiums written increased $55.4 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.

About United America Indemnity, Ltd.
United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s four principal divisions include:
•	Insurance Operations:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.
•	Reinsurance Operations:
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. website at www.uai.ky.

Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
# # #
Note: Tables Follow

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Gross premiums written	$75,806	$99,030	$266,474	$302,410

Net premiums written	$62,932	$79,706	$227,023	$246,879

Net premiums earned	$72,893	$89,511	$226,165	$303,241
Investment income, net	15,267	16,627	54,049	51,485
Net realized investment gains / (losses)	6,613	(20,510)	3,415	(24,060)

Total revenues	94,773	85,628	283,629	330,666

Net losses and loss adjustment expenses	38,887	76,134	130,674	236,428
Acquisition costs and other underwriting expenses	27,564	33,164	88,350	109,471
Corporate and other operating expenses	4,676	3,189	12,314	9,403
Interest expense	1,776	1,963	5,462	6,690

Income / (loss) before income taxes	21,870	(28,822)	46,829	(31,326)
Income tax expense / (benefit)	(2,673)	(10,312)	808	(11,754)

Net income before equity in net income / (loss) of partnership	24,543	(18,510)	46,021	(19,572)
Equity in net income / (loss) of partnership, net of tax	2,809	(1,088)	4,742	(1,557)

Net income / (loss)	$27,352	$(19,598)	$50,763	$(21,129)

Weighted average shares outstanding — basic	60,290	35,022	48,806	37,086

Weighted average shares outstanding — diluted	60,311	35,022	48,846	37,086

Net income / (loss) per share — basic	$0.45	$(0.56)	$1.04	$(0.57)

Net income / (loss) per share — diluted	$0.45	$(0.56)	$1.04	$(0.57)

Combined ratio analysis:
Loss ratio	53.4	85.1	57.8	78.0
Expense ratio	37.8	37.1	39.1	36.1

Combined ratio	91.2	122.2	96.9	114.1

Certain prior period amounts have been reclassified to conform to the 2009 presentation.
In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and nine months ended September 30, 2008.
The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

	As of	As of
	September 30,	December 31,
	2009	2008
ASSETS

Bonds:
Available for sale securities, at fair value (amortized cost: 2009 — $1,351,959 and 2008 — $1,192,385)	$1,413,135	$1,204,974
Preferred shares:
Available for sale securities, at fair value (cost: 2009 — $3,405 and 2008 — $4,665)	4,358	4,665
Common shares:
Available for sale securities, at fair value (cost: 2009 — $47,294 and 2008 — $46,316)	59,311	50,613
Other invested assets:
Available for sale securities, at fair value (cost: 2009 — $3,676 and 2008 — $19,689)	8,664	39,219
Securities classified as trading, at fair value (cost: $35,151 and $5,151)	43,828	7,453

Total investments	1,529,296	1,306,924

Cash and cash equivalents	212,739	292,604
Agents’ balances	74,072	57,117
Reinsurance receivables	577,823	679,277
Federal income taxes receivables	5,365	16,487
Deferred federal income taxes	12,507	32,532
Deferred acquisition costs	35,571	34,734
Intangible assets	9,254	9,309
Prepaid reinsurance premiums	18,175	23,960
Other assets	25,525	24,115

Total assets	$2,500,327	$2,477,059

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unpaid losses and loss adjustment expenses	$1,340,594	$1,506,429
Unearned premiums	144,756	149,677
Ceded balances payable	18,139	25,165
Contingent commissions	9,622	6,695
Notes and debentures payable	121,640	121,845
Other liabilities	47,745	35,255

Total liabilities	1,682,496	1,845,066

Shareholders’ equity:
Common shares, $0.0001 par value, 900,000,000 common shares authorized; Class A common shares issued: 42,450,892 and 25,032,618, respectively; Class A common shares outstanding: 36,398,464 and 19,013,462, respectively; Class B common shares issued and outstanding: 24,122,744 and 12,687,500, respectively	7	4
Additional paid-in capital	619,123	524,345
Accumulated other comprehensive income	59,329	25,108
Class A common shares in treasury, at cost: 6,052,428 and 6,019,156 shares, respectively	(100,693)	(100,446)
Retained earnings	240,065	182,982

Total shareholders’ equity	817,831	631,993

Total liabilities and shareholders’ equity	$2,500,327	$2,477,059

UNITED AMERICA INDEMNITY, LTD.
SELECTED INVESTMENT DATA
(Unaudited)
(Dollars in millions)

	Market Value as of
	Sep 30,	Dec 31,
	2009	2008

Bonds	$1,413.1	$1,205.0
Cash & cash equivalents	212.7	292.6

Total bonds and cash and cash equivalents	1,625.8	1,497.6
Equities and other invested assets	116.2	101.9

Total cash and invested assets	$1,742.0	$1,599.5

	September 30, 2009 (a)
	Three Months	Nine Months
	Ended	Ended

Net investment income	$12.6	$37.9

Net realized investment gain	4.8	2.0
Net equity in net income of partnerships	2.8	4.7
Net unrealized investment gains	25.7	40.3
Net gain from liquidation of partnerships	—	5.6

Net realized and unrealized investment	33.3	52.6

Total investment return	$45.9	$90.5

Cash and invested assets December 2008		$1,599.5
Cash and invested assets June 2009	$1,678.7
Cash and invested assets September 2009	1,742.0	1,742.0

Sum of cash and invested assets	$3,420.7	$3,341.5

Average total cash and invested assets	$1,710.4	$1,670.8

Total investment return % annualized	10.7%	7.2%

(a)	Amounts in this table are shown on an after-tax basis.

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME / (LOSS)
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

Operating income / (loss)	$22,590	$(5,834)	$48,773	$(5,109)
Adjustments:
Net realized investment gains / (losses), net of tax	4,762	(13,764)	1,990	(16,020)

Total after-tax adjustments	4,762	(13,764)	1,990	(16,020)

Net income / (loss)	$27,352	$(19,598)	$50,763	$(21,129)

Weighted average shares outstanding — basic	60,290	35,022	48,806	37,086

Weighted average shares outstanding — diluted	60,311	35,022	48,846	37,086

Operating income / (loss) per share — basic	$0.37	$(0.17)	$1.00	$(0.14)

Operating income / (loss) per share — diluted	$0.37	$(0.17)	$1.00	$(0.14)

In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and nine months ended September 30, 2008.
In computing the basic and diluted weighted share counts the number of shares outstanding prior to May 5, 2009 (the date that the common stock was issued in conjunction with the stockholders’ rights offering) was adjusted by a factor of 1.114 to reflect the impact of a bonus element associated with the rights offering in accordance with GAAP.
Note Regarding Operating Income
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.